Estimated Net Asset Value Presentation March 2020 Exhibit 99.1

General Notices This is not an offer to sell nor a solicitation of an offer to buy shares of the REIT. This piece is for general information purposes only and does not constitute legal, tax, investment or other professional advice on any subject matter. Information provided is not all-inclusive and should not be relied upon as being all-inclusive. This presentation may include forward-looking statements. Forward-looking statements are based on current expectations and may be identified by words such as believes, anticipates, expects, may, will, continues, could and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict. Undue reliance should not be placed on forward-looking statements. An investment in the REIT the REIT is subject to significant risks, some of which are summarized below in the “Risk Factors” section of this piece. See also, “Risk Factors” in the REIT’s public filings for a more detailed description of the risks associated with an investment in the REIT.

Risk Factors Investing in a non-traded REIT is a higher-risk, longer term investment and is not suitable for all investors. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on investment. The shares may lose value or investors could lose their entire investment. The shares are not FDIC-insured, nor bank guaranteed. Non-traded REITs are illiquid. There is no public trading market for the shares. The REIT has no obligation to list on any public securities market and does not expect to list the shares in the near future. Stockholders will bear the economic risks of an investment in the shares for a substantial and indefinite period. If investors are able to sell their shares, it would likely be at a substantial loss of the amount invested. From April 1, 2013 through Dec. 31, 2016, the advisor provided expense support to the REIT by foregoing the payment of fees in cash in exchange for shares of restricted stock for services as defined in the Expense Support and Restricted Stock Agreement. The expense support amount is calculated and determined on a cumulative year-to-date basis and may be terminated at any time by the advisor. Decreases in the support amount from the advisor will reduce our cash flow available for distributions and other costs. The use of leverage to acquire assets may hinder the REIT’s ability to pay distributions and/or decrease the value of stockholders’ investment.

Risk Factors There are significant risks associated with the senior housing and healthcare sectors including market risk impacting demand, litigation risk and the cost of being responsive to changing government regulations. The REIT’s success in these sectors is dependent, in part, upon the ability to evaluate local conditions, identify appropriate opportunities, and find qualified tenants or, where properties are acquired through a taxable REIT subsidiary, to engage and retain qualified independent managers. The REIT relies on its advisor and the advisor’s affiliates to select the REIT’s properties and to conduct the REIT’s operations. The REIT is obligated to pay substantial fees to its advisor, managing dealer, and their respective affiliates based upon agreements which have not been negotiated at arm’s length. These fees could influence their advice and judgment in performing services. Certain officers and directors of the advisor also serve as the REIT’s officers and directors, as well as officers and directors of competing programs, resulting in conflicts of interest. Those persons could take actions more favorable to other entities than to the REIT. The REIT has paid and intends to continue to pay distributions on a quarterly basis; however, there is no guarantee of the amount of future distributions, or if distributions can be sustained at all. The amount and basis of distributions are determined by and at the discretion of the board of directors and are dependent upon a number of factors, including but not limited to, expected and actual net operating cash flow, funds from operations, financial condition, capital requirements, avoidance of volatility of distributions, and retaining qualification as a REIT for federal income tax purposes.

Risk Factors To date, the REIT has experienced cumulative net losses, and accordingly, not all distributions have been funded from earnings. Until the REIT generates sufficient operating cash flow or funds from operations, the REIT may continue to pay distributions from other sources. Funding distributions from borrowings will reduce cash available for investment and may lower investors’ overall return. Stock distributions paid to earlier investors will be dilutive to later investors. The REIT has not established a limit on the extent to which it may use borrowings, offering proceeds or stock to pay distributions. Development properties initially reduced the portfolio's cash flows including funds available for distributions and increased financing expenses.

Our estimated net asset value per share is based upon subjective judgments, assumptions and opinions which may or may not turn out to be correct. You should not rely upon our estimated net asset value as representative of the amount that might be paid to you for your shares in a market transaction, or in a liquidity event. The estimated NAV does not attempt to quantify any effect the novel coronavirus (COVID-19) may have on the financial condition of the company or marketability of its assets. In determining our estimated net asset value per share, we relied upon a valuation of our portfolio of properties as of Dec. 31, 2019. Valuations and appraisals of our properties are estimates of fair value and may not necessarily correspond to realizable value upon the sale of such properties. Therefore, the estimated value to the REIT of our equity in our portfolio may not reflect the amount that would be realized upon a sale of each of our properties. We intend to conduct annual year-end valuations in accordance with our valuation policy. If we do not perform a subsequent calculation of the net asset value per share of our shares, you may not be able to determine the net asset value of your shares on an ongoing basis. The estimated net asset value (NAV) per share is only an estimate and is based on numerous assumptions and estimates with respect to industry, business, economic and regulatory conditions, all of which are subject to changes. Throughout the valuation process, the valuation committee, the REIT’s advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices. Valuation Disclosures

Business Highlights Estimated NAV Details Next Steps Welcome

Significant Events Through March 25, 2020 Sold healthcare portfolio of 59 assets in two transactions to Welltower (NYSE: WELL) and Global Medical REIT (NYSE: GMRE) Paid special distribution of $2.00 per share Deleveraged the portfolio: refinanced credit facilities from $720 million to $515 million Sold an additional nine post-acute and acute care assets

Portfolio by the Numbers 1 CNL Healthcare Properties’ total real estate investment is approx. $1.78B of the approx. $1.81B collective real estate investment of the REIT and its joint venture partners. Leverage Ratio 35.9% Average Effective Asset Age 10.7 years Number of States 27 Portfolio Diversification $1.81B1 Seniors Housing Portfolio Composition By Units

Historical Estimated Net Asset Value Recap This valuation has been determined with the assistance of a third party, which is aligned to be in accordance with IPA guidelines. The IPA is a trade industry organization. There is no assurance that the IPA Guidelines are acceptable under ERISA, or to the SEC or to FINRA for compliance with reporting requirements. The estimated figures for per share valuation are not the amount an investor is expected to receive now or at any time in the future. The REIT’s estimated NAV will vary. Given these uncertainties, do not place undue reliance on such statements that are dependent on assumptions, data and/or methods that may be incorrect, imprecise or unrealized. An investor’s actual return is unknown until a share redemption or a liquidity event occurs. For the year ended Dec. 31, 2019, approximately100 percent of regular cash distributions were covered by operating cash flow, as defined by GAAP. For the years ended Dec. 31, 2018, Dec. 31, 2017, 2016, approximately 83, 91 and 94 percent, respectively, of total distributions were covered by operating cash flow and approximately 17, 9, 6, percent, respectively, were funded by offering proceeds Distributions are not guaranteed in frequency or amount. Offering closed to new investors $9.13 Special Distribution of $2.00 per share $10.32 $10.14 $10.58 $9.52 $9.75 $10.04 $10.01

Estimated Net Asset Value (NAV) 1 There is no assurance that IPA Guidelines are acceptable to FINRA or under ERISA for compliance with valuation or reporting requirements. Please see the Form 8-K for complete details. Excludes advisor’s restricted shares Consistent with IPA Guidelines1 & company valuation policy Independent valuation firm: Robert A Stanger & Co., Inc. Individual property appraisals Income approach with direct cap rates Range provided by adjusting cap rates up and down by 25bps Disclosure of key assumptions & methodology Estimate of value as of Dec. 31, 2019 Included estimated transaction costs Outside of IPA guidelines but is consistent with other sponsor funds that have announced strategic alternatives.

Methodology & Assumptions Appraised Assets Direct capitalization using income approach to valuation (other than land) Estimated “as is” value = capitalized value adjusted, as applicable, for capital needs surplus land lease-up costs “As is” value adjusted for company and JV interests, including priority distributions Sale Properties Valued based on sale agreements, net of various credits and adjustments

Methodology & Assumptions Debt Fair market value estimated based on pricing for similar instruments, as of the valuation date Cash, Other Assets & Liabilities Fair value estimated to approximate net realizable value as of the valuation date, based upon our balance sheet

Capitalization Rates Direct Cap. Rate Weighted Average Seniors housing 5.25% to 7.75% 6.49% Acute care 8.25% to 9.25% 9.06% Considerations Prevailing capitalization rates, as applicable Property’s location, age and condition Property’s operating trends Lease coverage ratios

Appraised Properties Sensitivity Impact of 5% or on capitalization rates 5% Decrease NAV midpoint by $0.53 per share 5% Increase NAV midpoint by $0.59 per share

Stanger varied the direct capitalization rates by 25 bps in either direction Impact of low end of range on NAV: $0.45 Impact of high end of range on NAV: $0.42 The resulting NAV per share range was $7.39 to $8.26 Valuation Range and Midpoint The estimated NAV is based upon assumptions and estimates believed to be accurate on Dec. 31, 2019. Data is subject to change. Please see the Form 8-K for complete details.

Estimated NAV Per Share Build-Up 1 Estimated costs reflecting a hypothetical orderly sale of the company’s assets. 2 The estimated NAV per share is a snapshot in time and is not necessarily indicative of the value the company or stockholders may receive if the company were to list its shares or liquidate its assets, now or in the future. The estimated NAV per share includes an estimate for transaction costs but excludes debt prepayment penalties, which can materially reduce realized returns. This methodology is consistent with IPA guidelines. 3 Excludes the advisor’s restricted shares for the year ending Dec. 31, 2019. There is no assurance that IPA Guidelines are acceptable to FINRA or under ERISA for compliance with valuation or reporting requirements. Please see the Form 8-K for complete details. Table of Value Estimates for Components of Net Asset Value (as of Dec. 31, 2019)     Value ($ in 000’s)   Per Share Real estate assets (net) & unconsolidated subsidiaries   $2,042,377   $11.74 Cash and cash equivalents 48,352 0.28 Other assets 17,643 0.10 Fair market value of debt   (686,246)   (3.95) Accounts payable and other accrued expenses   (26,282)   (0.15) Other liabilities (9,668)_ (0.05) Estimated NAV $1,386,177 $7.97 Estimated transaction costs1 (27,212) (0.16) Estimated net asset value2   _ _$1,358,964   $7.81 Share count of 173.9 million3 Estimated NAV per share range: $7.39-$8.26

Strategically managing the business in this unprecedented environment Maintenance of forward-looking liquidity and strong balance sheet Maximize cash flow and operating performance2 What’s Next?1 1 There is no assurance these objectives will be met. Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict. Investors should not place undue reliance on forward-looking statements. 2 For the year ended Dec. 31, 2019, 100 percent of regular cash distributions were covered by operating cash flow as defined by GAAP. Distributions paid from sources other than operating cash flow, now and in the future, are not sustainable and can reduce stockholders’ overall return.

Investors Please consult your financial advisor or visit cnlhealthcareproperties.com. Financial Advisors Please contact our managing dealer, CNL Securities, Member FINRA/SIPC at 866-650-0650 or visit cnlsecurities.com